Exhibit 99.1

NEWS

INVESTOR CONTACT:   (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS JULY 2007 OPERATIONAL RESULTS

CALABASAS, CA (August 14, 2007) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended July 31, 2007.  Key operational results for July 2007 included the following:

•                Mortgage loan fundings for the month of July totaled $39 billion, an increase of 6 percent from July 2006.

•                Commercial real estate funding volume for the month of July was $803 million, up 88 percent from July 2006.

•                Average daily mortgage loan application activity for July 2007 was $2.7 billion, up 5 percent from July 2006.  The mortgage loan pipeline was $62 billion at July 31, 2007, even with the same period last year.

•                The mortgage loan servicing portfolio continued to grow, reaching $1.43 trillion at July 31, 2007.  This is an increase of $223 billion, or 18 percent, from July 31, 2006.

•                Banking Operations’ assets were $90 billion at July 31, 2007, which compares to $85 billion at July 31, 2006.

•                Securities trading volume in the Capital Markets segment of $371 billion for July 2007 was 33 percent higher when compared to the same month last year.

•                Net earned premiums from the Insurance segment were $124 million, up 32 percent from July 2006.

“Mortgage funding volume of $39 billion this month represents an increase of 6 percent from last July, despite a smaller total origination market,” said David Sambol, President and Chief Operating Officer.  “Mortgage funding volume declined 14 percent on a sequential month basis, which reflects our tighter lending guidelines that have significantly curtailed total production.  Average daily application volume for the month was $2.7 billion, 5 percent higher than July 2006, and the mortgage loan pipeline at July 31, 2007 of $62 billion remained constant compared to a year ago.

Investor Relations
4500 Park Granada • Calabasas, CA  91302 •  818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“Countrywide’s mortgage servicing portfolio, which last month regained its position as the largest in the nation, increased over $200 billion from July 31, 2006,” Sambol concluded.  “Total assets in our Banking Operations also increased on a year-over-year basis.  In addition, our Capital Markets and Insurance segments posted year-over-year monthly increases in securities trading volume and net earned premiums, respectively.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt as a result of a ratings downgrade or otherwise; reduced access to corporate debt markets; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

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Investor Relations
4500 Park Granada • Calabasas, CA  91302 •  818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Exhibit 99.1

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	July 31	July 31	July 31	July 31
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	21	20	147	146
Average Daily Mortgage Loan Applications	$2,662	$2,539	$2,977	$2,591
Mortgage Loan Pipeline (loans-in-process)	$62,295	$62,230
Commercial Real Estate Loan Pipeline (loans-in-process)	$2,211	$1,204

Loan Fundings (2):
Retail Lending	$12,667	$12,978	$93,676	$88,895
Wholesale Lending	6,603	7,786	52,244	58,220
Correspondent Lending	19,267	14,023	130,012	97,079
Capital Markets Purchases	147	944	4,610	11,564
Banking Operations Purchases (2)	377	1,212	3,646	5,226
Total Mortgage Loan Fundings	39,061	36,943	284,188	260,984
Commercial Real Estate Lending	803	427	5,715	2,390
Total Loan Fundings	$39,864	$37,370	$289,903	$263,374

Total Bank Loan Fundings (3)	$21,080	$13,057	$120,874	$53,733

Loan Fundings in Units (2):
Retail Lending	78,962	82,294	545,421	577,588
Wholesale Lending	32,769	37,798	252,992	282,209
Correspondent Lending	102,021	71,023	650,170	485,027
Capital Markets Purchases	508	3,716	14,885	44,301
Banking Operations Purchases (2)	6,345	3,709	37,433	44,138
Total Mortgage Loan Fundings	220,605	198,540	1,500,901	1,433,263
Commercial Real Estate Lending	103	40	711	271
Total Loan Fundings	220,708	198,580	1,501,612	1,433,534

Total Bank Loan Fundings (3)	132,506	78,490	717,577	389,473

Mortgage Loan Fundings (2)(4):
Purchase	$18,711	$17,484	$117,124	$120,529
Non-purchase	20,350	19,459	167,064	140,455
Total Mortgage Loan Fundings	$39,061	$36,943	$284,188	$260,984

Mortgage Loan Fundings by Product (2):
Government Fundings	$2,296	$1,047	$11,520	$7,239
ARM Fundings	$10,972	$18,125	$86,620	$130,017
Home Equity Fundings	$3,928	$3,810	$25,063	$29,051
Nonprime Fundings	$1,804	$3,354	$15,406	$23,765

MORTGAGE LOAN SERVICING (5)
Volume	$1,434,099	$1,210,919
Units	8,840,474	7,813,034
Subservicing Volume (6)	$17,294	$22,012
Subservicing Units	173,490	207,213
Prepayments in Full	$16,636	$16,934	$134,268	$119,199
Bulk Servicing Acquisitions	$42	$34	$20,492	$206
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	4.89%	3.61%
number of loans serviced	5.10%	4.11%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.04%	0.46%
number of loans serviced	0.79%	0.48%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	July 31	July 31	July 31	July 31
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	1,007,235	818,603	6,870,986	6,001,920
Flood Determinations	282,930	196,237	2,055,893	1,957,381
Appraisals	158,876	102,950	863,216	717,816
Automated Property Valuation Services	668,721	444,637	5,375,930	4,565,262
Other	31,474	15,160	182,913	113,311
Total Units	2,149,236	1,577,587	15,348,938	13,355,690

CAPITAL MARKETS
Securities Trading Volume (8)	$370,513	$278,625	$2,478,199	$2,191,316

BANKING
Banking Operations Assets (in billions)	$90	$85

INSURANCE
Net Premiums Earned:
Carrier	$100.3	$75.5	$658.2	$532.6
Reinsurance	23.3	18.4	152.0	125.4
Total Net Premiums Earned	$123.6	$93.9	$810.2	$658.0

Period-end Rates
10-Year U.S. Treasury Yield	4.78%	4.99%
FNMA 30-Year Fixed Rate MBS Coupon	6.21%	6.15%

(1)     This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)         During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.

(3)         These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc., purchased from non-affiliates or originated by Countrywide Bank and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale and commercial real estate loans processed by Countrywide Bank. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)         Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)         Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)         Subservicing volume for non-Countrywide entities.

(7)         Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status. Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(8)         Includes trades with Mortgage Banking Segment.

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